                        MASTER PURCHASE & SALES AGREEMENT

Enron Energy Services, Inc., a Delaware corporation ("EESI"), and EMW Energy Services Corp., a Delaware corporation ("EMW"), referred to individually as a "PARTY" and collectively as the "PARTIES," enter into this Master Purchase & Sales Agreement (together with all Transactions, collectively, this "AGREEMENT") effective as of December 23, 1999, (the "EFFECTIVE DATE"). The General Provisions set forth in Appendix "1" will apply to this Agreement.

------------------------------------------------------------------------------
ARTICLE 1         TERM
------------------------------------------------------------------------------

This Agreement will govern all Transactions, be effective as of the Effective Date and continue for a period of two (2) years from the Services Commencement Date (the "PRIMARY TERM"); provided, however, EMW will have the option to extend the term for an additional two (2) year period (the "SECONDARY TERM") by providing EESI written notice of such election at least ninety (90) Days prior to the second (2nd) anniversary of the Services Commencement Date; provided further, however, that in the event any Transaction provides for a Period of Delivery extending beyond the Primary Term, or if applicable, the Secondary Term of this Agreement, then this Agreement will continue to apply to all such Transactions until all such Transactions are completed. Termination of this Agreement in all instances will be subject to Article 10.4.

-------------------------------------------------------------------------------
ARTICLE 2         SCOPE OF AGREEMENT
-------------------------------------------------------------------------------

2.1. CONTRACT FORMATION. EESI and EMW from time to time during the term hereof may, but are not obligated to, enter into Transactions for the purchase or sale of Gas to which this Agreement will apply. Each Transaction will (a) be formed, effectuated and evidenced by a written paper-based Transaction Agreement executed by the Parties, including by facsimile and/or counterparts; (b) constitute a part of this Agreement;
      (c) be valid and enforceable as a result of the use of these procedures for the mutual benefit of the Parties; (d) be resolved, in the case of any conflict between the provisions of this Agreement and those contained in a Transaction Agreement, in favor of the Transaction Agreement and (e) govern all Transactions between the Parties from and after the Effective Date.

2.2. PARTIES BOUND. The Parties will be legally bound by each Transaction upon execution of the Transaction Agreement in accordance with this
      Article 2 and acknowledge that each Party will rely thereon in doing business related to the Transaction.

2.3. INTERRUPTIBLE OR FIRM. Each Transaction Agreement will indicate whether Gas purchased or sold, and delivered under this Agreement for each Transaction is interruptible or firm as set forth in Article 3. If a Transaction is not designated as interruptible or firm, it will be deemed to be interruptible. When the sale and purchase of Gas under this Article 2.3 is deemed interruptible by the Parties as set forth in
      Article 3, nothing herein will obligate Seller to sell and deliver or Buyer to purchase and receive any quantity of Gas.

2.4. TRANSACTION AGREEMENTS. The Parties agree that a Transaction will be confirmed by the execution of a Transaction Agreement. Upon execution of a Transaction Agreement, the Transaction Agreement shall be (a) conclusive evidence of the Transaction made the subject matter thereof,
      (b) binding and enforceable against Seller and Buyer, and (c) the final expression of all the terms of such Transaction.

-------------------------------------------------------------------------------
ARTICLE 3         QUANTITY OBLIGATIONS
-------------------------------------------------------------------------------

3.1.  SALES BY EESI TO EMW

     A. EESI'S SALES OBLIGATION. Subject to the conditions and requirements of the section entitled "Operations and Delivery" set forth in Appendix "1", EESI and EMW will Schedule, or cause to be Scheduled, at the Delivery Point(s) on an interruptible or firm basis, as the Parties so elect, each Gas Day a quantity of Gas for (a) requested Periods of Delivery equal to or in excess of one (1) Month (a "FORWARD TRANSACTION") and (b) for any Gas Day for which EMW has not requested that EESI provide either the Full Management Services or the Imbalance Management Services, requested Periods of Delivery during a Month (an "INTRA-MONTH TRANSACTION"), in both cases equal to the quantity requested by EMW pursuant to the terms of this Agreement (the "REQUESTED QUANTITY"); provided, however, in no event will EESI be obligated to sell or deliver an aggregate quantity of Gas (i) under all Transactions in excess of 800,000 MMBtus per

          Gas Day (the "MAXIMUM AGGREGATE QUANTITY") or (ii) under any one Transaction in excess of 40,000 MMBtus per Gas Day (the "MAXIMUM DAILY QUANTITY").

     B. EESI'S FAILURE TO SCHEDULE. If EESI and EMW have elected in a Transaction for the sale and purchase and delivery of Gas on a firm basis, and if on any Gas Day EESI fails to Schedule the Requested Quantity, then such occurrence, unless excused by Force Majeure or EMW's failure to perform, will constitute an "EESI DEFICIENCY DEFAULT" and the "EESI DEFICIENCY QUANTITY" will be the numerical difference between the Requested Quantity and the quantity of Gas Scheduled for such Gas Day, stated in MMBtus. In the event of an EESI Deficiency Default, EESI will pay EMW the sum of the following: (i) an amount equal to the product of the EESI Deficiency Quantity and the Replacement Price Differential, PLUS
          (ii) liquidated damages equal to the product of $0.15 per MMBtu and the EESI Deficiency Quantity, to compensate EMW for its administrative and operational costs. During any Month in which EESI's nonperformance under this Article 3.1 B continues for a period of 5 consecutive Gas Days EMW may elect upon written notice to EESI, without liability, not to recommence Scheduling Gas hereunder for the remainder of such Month, but for no longer period. Subject to netting pursuant to Article 3.4, payment to EMW will be made upon receipt of an invoice by EESI pursuant to this
          Article 3.1 B and otherwise in accordance with the terms of the Financial Matters provision set forth in Appendix 1 of this Agreement.

     C. EMW'S FAILURE TO SCHEDULE. If EESI and EMW have elected in a Transaction for the sale and purchase, and delivery of Gas on a firm basis, and if on any Gas Day EMW fails to Schedule the Requested Quantity, then such occurrence, unless excused by Force Majeure or EESI's failure to perform, will constitute an "EMW DEFICIENCY DEFAULT" and the "EMW DEFICIENCY QUANTITY" will be the numerical difference between the Requested Quantity and the quantity of Gas Scheduled for such Gas Day, stated in MMBtus. In the event of an EMW Deficiency Default, EMW will pay EESI the sum of the following: (i) an amount equal to the product of the EMW Deficiency Quantity and the Replacement Price Differential, PLUS
          (ii) liquidated damages equal to the product of $0.15 per MMBtu and the EMW Deficiency Quantity, to compensate EESI for its administrative and operational costs. During any Month in which EMW's nonperformance under this Article 3.1 C continues for a period of 5 consecutive Gas Days EESI may elect, upon written notice to EMW, without liability, not to recommence Scheduling Gas for the remainder of such Month, but for no longer period. Subject to netting pursuant to Article 3.4, payment to EESI will be made in accordance with the Financial Matters provisions set forth in Appendix "1."

3.2.  PURCHASES BY EESI FROM EMW.

     A. EESI'S PURCHASE OBLIGATION. Subject to the conditions and requirements of the section entitled "Operations and Delivery" set forth in Appendix "1", EESI and EMW will Schedule, or cause to be Scheduled, at the Delivery Point(s) on an interruptible or firm basis as the Parties so elect, each Gas Day a quantity of Gas for
          (a) Forward Transactions and (b) for any Gas Day for which EMW has not requested that EESI provide either the Full Management Services or the Imbalance Management Services, Intra-Month Transactions, in both cases equal to the quantity offered by EMW pursuant to the terms of this Agreement (the "OFFERED QUANTITY"); provided, however, in no event will EESI be obligated to purchase or receive an aggregate quantity of Gas in excess of Maximum Aggregate Quantity or Maximum Daily Quantity.

     B. EESI FAILURE TO SCHEDULE. If EESI and EMW have elected in a Transaction for the sale and purchase, and delivery of Gas on a firm basis, and if on any Gas Day EESI fails to Schedule the Offered Quantity, then such occurrence, unless excused by Force Majeure or EMW's failure to perform, will constitute an "EESI PURCHASE DEFAULT" and the "EESI DEFAULT QUANTITY" will be the numerical difference between the Offered Quantity and the quantity of Gas Scheduled for such Gas Day, stated in MMBtus. In the event of an EESI Purchase Default, EESI will pay EMW the sum of the following: (i) an amount equal to the product of the EESI Default Quantity and the Replacement Price Differential, PLUS (ii) liquidated damages equal to the product of $0.15 per MMBtu and the EESI Default Quantity, to compensate EMW for its administrative and operational costs. During any Month in which EESI's nonperformance under this Article 3.2 B continues for a period of 5 consecutive Gas Days, EMW may elect upon written notice to EESI, without liability, not to recommence Scheduling Gas for the remainder of the Month, but for no longer period. Subject to netting pursuant to Article 3.4, payment to EMW will be made in accordance with the Financial Matters provisions set forth in Appendix "1."

     C. EMW'S FAILURE TO SCHEDULE. If EESI and EMW have elected in a Transaction for the sale and purchase, and delivery of Gas on a firm basis, and if on any Gas Day EMW fails to Schedule the Offered Quantity, then such occurrence, unless excused by Force Majeure or EESI's failure to perform, will constitute an "EMW SALES DEFAULT" and the "EMW DEFAULT QUANTITY" will be the numerical difference between the Offered Quantity and the quantity of Gas Scheduled for such Gas Day stated in MMBtus. In the event of an EMW Sales Default, EMW will pay EESI the sum of the following: (i) an amount equal to the product of the EMW Default Quantity and the Replacement Price Differential, PLUS (ii) liquidated damages equal to the product of $0.15 per MMBtu and the EMW Default Quantity, to compensate EESI for its administrative and operational costs. During any Month in which EMW's nonperformance under this Article
          3.2 C continues for a period of 5 consecutive Gas Days EESI may elect, upon written notice to EMW, without liability, not to recommence Scheduling Gas hereunder for the remainder of the Month, but for no longer period. Subject to netting pursuant to Article 3.4, payment to EWSI will be made upon receipt of an invoice by EMW pursuant to Article 3.2 B and otherwise in accordance with the Financial Matters provisions set forth in Appendix "1".

3.3. SCHEDULING QUANTITIES AND DELIVERY POINTS. Unless otherwise agreed, nothing in this Agreement, and in particular this Article 3, will require or permit either Party to Schedule Gas at a point other than at a Delivery Point or in quantities in excess of the Requested Quantity or Offered Quantity.

3.4.  NETTING.

      A. INTRAAGREEMENT. In the event that EMW and EESI are each required to pay an amount to the other Party in the same Month under this Agreement, then such amounts with respect to each Party may be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed.

      B. INTERAGREEMENT. In the event that a Termination Event occurs under either this Agreement or that certain Master Energy Purchase and Sale Agreement between the Parties under even date herewith (the "MASTER ENERGY AGREEMENT") and EMW and EESI are each required to pay an amount to the other Party in the same Month pursuant to this Agreement and/or the Master Energy Agreement, then such amounts with respect to each Party may be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed.

-------------------------------------------------------------------------------
ARTICLE 4         MANAGEMENT SERVICES
-------------------------------------------------------------------------------

4.1. INITIAL SERVICES. For a period commencing as of the Services
     Commencement Date and extending for a period of six (6) months (the "INITIAL PERIOD"), EESI will provide EMW, at no cost, the following services (collectively referred to as the "FULL MANAGEMENT SERVICES"):

     A. LOAD FORECASTING. EESI will estimate the full Gas requirements each Gas Day for those customers which EMW has notified EESI that it has acquired and for whom EMW desires to purchase Gas each Gas Day from EESI (the "LOAD FORECAST") pursuant to Article 3.1. (the "LOAD FORECASTING SERVICE").

     B. NOMINATION. EESI will utilize (i) the Load Forecast during any Month for which EMW has requested that EESI provide the Full Management Services or the Imbalance Management Services and (ii) the amount specified by EMW during any period for which EMW has not requested that EESI provide the Full Management Services or the Imbalance Management Services for each Month during the Period of Delivery as EMW's nomination for said Month ("ORIGINAL NOMINATION") in lieu of EMW nominating the Requested Quantity for the applicable Month by the Nomination Due Date as required pursuant to the section entitled "Operations and Delivery" in the "General Terms & Conditions" attached as Appendix "1" to this Agreement (the "NOMINATION SERVICE").

     C. SCHEDULING. EESI will Schedule (i) the Requested Quantity for delivery by EMW's Transporter from the Delivery Point to EMW's customers and (ii) the Offered Quantity for receipt by EESI's Transporter at the Delivery Point under each Transaction, as applicable, each Gas Day, provided, however, in no event will such quantity of Gas exceed the Maximum Daily Quantity or be permitted if it would cause EMW to exceed the Maximum Aggregate Quantity (the "SCHEDULING SERVICE").

     D. POSITION REPORTING. EESI will regularly monitor the actual Gas usage of EMW's customers during the Period of Delivery and track developing variances between the actual Gas consumption of EMW's customers and the quantity of Gas Scheduled on EMW's behalf, including any applicable gas bank and back up balances ("VARIANCE"), referred to as the "POSITION REPORT SERVICE").

     E. IMBALANCE MANAGEMENT SERVICE. EESI will, during any Month for which EMW has requested that EESI provide the Full Management Services (other than the Invoicing Services), adjust as deemed necessary the quantity then currently Scheduled with all Transporters, perform imbalance trades and settlements and all other activities deemed necessary to assure compliance with the Scheduling tolerances of the Transporters (the "IMBALANCE MANAGEMENT SERVICES"). In the event a Transporter(s) assess any charge and/or penalty for Variances, including the cost of replacement Gas or cash outs (the "SERVICE PENALTIES"), EESI will be responsible for all Service Penalties properly imposed pursuant to the terms and conditions of such Transporters rates and tariffs, as long as (i) such Service Penalties are not due to deviations in the actual Gas consumption from the Gas consumption data obtained by EESI from or through EMW or the telemetering facilities of EMW's customers, as applicable (ie, the Load Forecasting Services that EMW is required to receive to obtain the Imbalance Management Services), other than those data deviations occurring from the gross negligence, willful misconduct or bad faith of EESI; and (ii) EMW promptly complied with any and all OFO's.

     F. INVOICING SERVICE. EESI will prepare the written statement setting forth Gas Scheduled during the preceding Month, and other charges due EMW, including, without limitation, deficiency or default charges under Article 3 of this Agreement, as required under the Financial Matters provisions set forth in Appendix "1" for all purchases of Gas by EESI pursuant to Article 5.2 hereof (the "INVOICING SERVICES").

     G. OTHER ACTIONS. EESI will take such actions and enter into such additional agreements as may be required from time to time by EMW or third parties so as to enable EESI to perform the above referenced actions.

4.2. SUBSEQUENT SERVICES. EESI will provide EMW the Full Management Services or any or all of the individual services referenced in Sections A, B, C, D or F of Article 4.1 above (it being specifically recognized and agreed that EMW may not elect to receive the Imbalance Management Services, except as a part of the Full Management Services) commencing as of the 6 Month anniversary of the Services Commencement Date and extending for the Primary Term (plus any Secondary Term) of this Agreement at the following prices:

      ------------------------------------------------------------------------ -----------------------------------------------

                                    TIME PERIOD                                                SERVICE COSTS
      ------------------------------------------------------------------------ -----------------------------------------------

      A period from the six (6) Month anniversary of the Services              The actual costs incurred (including
      Commencement Date and extending until the first anniversary of the       out-of-pocket, general and administrative,
      Services Commencement Date; provided, however if an initial firm         employee and employee benefit and any
      commitment underwritten public offering of shares of common stock of     reasonable internal allocations received in
      EMW registered under the Securities Act of 1933, as amended, has not     connection with the provision of the Full
      been consummated on or prior to six (6) Months following the Effective   Management Services) by EESI in providing the
      Date, then EMW may elect to extend this period for an additional six     services selected by EMW, but in no event
      (6) Months beyond the first anniversary of said Services Commencement    will such cost of service exceed an amount
      Date by giving EESI written notice of such election at least ten (10)    equal to $0.30 per MMBtu.
      Days prior to said first anniversary date.
      ------------------------------------------------------------------------ -----------------------------------------------

                                       -4-

      A period from the first anniversary of the Services Commencement Date    An amount equal to $0.25 per MMBtu.
      (or the eighteen (18) month anniversary in the event EMW has extended the above period pursuant to the above provisions) and extending through the Primary Term of this Agreement.
      ------------------------------------------------------------------------ -----------------------------------------------

      A period from the expiration of the Primary Term and extending through   An amount mutually agreed to by the Parties,
      the Secondary Term, if any, of this Agreement.                           not to exceed $0.50 per MMBtu.
      ------------------------------------------------------------------------ -----------------------------------------------

4.3. EMW'S OBLIGATION. To enable EESI to perform any or all of the services specified as a component of Full Management Services:

     A. LIMITED NON-EXCLUSIVE AGENT. EMW appoints and authorizes EESI as its limited, non-exclusive agent to take actions necessary to perform the Full Management Services during the Initial Period and any individual service comprising the Full Management Services thereafter; provided, however such appointment is a limited agency wherein the duties of EESI are specifically limited to the subject matter thereof and will not create or result in the imposition on EESI of any other duties of any kind, including without limitation any duties that otherwise may arise by operation of law. Nothing herein will cause EESI to be or to be deemed a party to any transportation agreement with EMW's Transporter(s) and particularly, without limitation, EESI does not hereby assume any obligation, liability or responsibility of EMW to EMW's Transporter(s) in connection with the obligation to pay transportation invoices.

     B. AGGREGATION SERVICES. EMW authorizes EESI, as its limited, non-exclusive agent, during the Initial Period and any Month thereafter in which EMW has elected to receive the Full Management Services or Imbalance Management Services, to include EMW's customers in an aggregation pool (either EMW's or EESI's) defined by the relevant utility and include EMW's customer's existing volume banking and balancing service, full requirements service and/or partial requirements service levels, as applicable, in said aggregation pool. EMW or its customers will be responsible for installing, maintaining and operating all equipment and related services required by the applicable utility to receive service hereunder. Upon termination of any Transaction Agreement, if EESI has billed EMW based on the actual consumption of EMW's customer's, then (i) any balance EMW or its customers have in a storage account relative to that Transaction Agreement ("STORAGE BALANCE") will be settled pursuant to the tariff provisions of the applicable Transporter and (ii) EMW and EESI will settle any Storage Balance based upon the actual cost of the Gas in the relevant storage account, including charges for transportation and fuel. Notwithstanding EMW's authorization to allow the inclusion of its customers in EESI's aggregation pools, nothing herein shall be construed so as to disqualify those aggregated customers from EMW's customer base.

     C.   UPSTREAM CAPACITY.

          1. Under any Transaction Agreement providing for service in which EMW has elected to receive the Full Management Services or Imbalance Management Services, EESI may elect, as EMW's limited, non-exclusive agent, to contract for voluntarily released Pipeline capacity and/or storage and/or to elect an assignment of firm transportation and storage capacity upstream of EMW's Delivery Points (the "UPSTREAM CAPACITY"). Upon such election, EESI may utilize such Upstream Capacity so assigned and/or released to serve parties other than EMW or its customers, including, but not limited to other parties in EESI's aggregation pool, if any, and to re-release such Upstream Capacity and to retain all proceeds therefrom for EESI's own account, subject to recall only in the event of an EESI Deficiency Default or an EESI Purchase Default, EMW's customer's election to return to their utility sales service program or termination of this Agreement; provided, however, EESI will be responsible for and pay all transportation, unutilized capacity charges and other charges associated with the Upstream Capacity.

         2. Under any Transaction Agreement providing for service in which EMW has not elected to receive the Full Management Services or Imbalance Management Services, EMW may elect to contract for

              Upstream Capacity and to re-release such Upstream Capacity and to retain all proceeds therefrom for EMW's own account; provided, however, EMW will be responsible for and pay all transportation, unutilized capacity charges and other charges associated with the Upstream Capacity.

         3. In the event EMW is obligated to take Upstream Capacity pursuant to a mandatory release program from any utility subsequent to entering into a Transaction Agreement, then EMW may request that EESI amend such Transaction Agreement to provide for a new Delivery Point at the "receipt point" for the Upstream Capacity, in which event EMW will reimburse EESI for any and all "net unwind" costs associated with the change of such Delivery Point, and a new Contract Price will be established pursuant to the provisions of Article 5.2 of this Agreement; provided, however, EMW will be responsible for and pay all transportation, unutilized capacity charges and other charges associated with the Upstream Capacity.

     D. GAS CONSUMPTION DATA. EMW will provide EESI (or allow EESI access to on a weekly basis during the applicable Period of Delivery) the actual Gas consumption data for EMW's customers for such week; and/or provide or allow EESI to obtain the actual real-time Gas consumption data of such customers through existing telemetering facilities connected to the natural gas distribution facilities of EMW's customer's transporter. Said data consumption information is subject to the operational requirements of EMW's customer's transporter and will be deemed confidential information pursuant to
         Article 10.7 of this Agreement;

     E. SERVICE PENALTIES. Be responsible for Service Penalties to the extent such Service Penalties are due to deviations in the actual Gas consumption from the Gas consumption data obtained by EESI from or through EMW on a weekly basis and/or the telemetering facilities connected to the Gas distribution facilities of EMW's customer's utility, as applicable (other than those data deviations occurring from the gross negligence, willful misconduct or bad faith of EESI); or EMW's failure to promptly comply with any and all OFO's.

     F. OTHER ACTIONS. EMW will take such actions and enter into such additional agreements as may be required from time to time by EESI or third parties so as to enable EESI to perform the above referenced actions.

4.4. LIABILITY FOR PERFORMANCE OF FULL MANAGEMENT SERVICES. EESI WILL BE LIABLE FOR ANY ACT OR OMISSION BY EESI IN CONNECTION WITH EESI'S PERFORMANCE OF THE FULL MANAGEMENT SERVICES OR ANY INDIVIDUAL SERVICE COMPRISING THE FULL MANAGEMENT SERVICES DUE TO OR ARISING OUT OF EESI'S NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, IN THE EVENT THE PARTIES ARE CONCURRENTLY NEGLIGENT, EESI'S LIABILITY WILL BE LIMITED TO THAT PERCENTAGE ASSOCIATED WITH ITS NEGLIGENCE; PROVIDED FURTHER, HOWEVER, IN NO EVENT WILL EESI BE LIABLE FOR ANY CLAIM RESULTING, IN WHOLE OR PART, FROM THE WILLFUL MISCONDUCT OR BAD FAITH OF EMW.

-------------------------------------------------------------------------------
ARTICLE 5         PRICING OPTIONS
-------------------------------------------------------------------------------

5.1. CONTRACT PRICE ELECTION FOR SALES BY EESI TO EMW. The Contract Price for all quantities of Gas sold by EESI to EMW pursuant to this Agreement will be specified on the applicable Transaction Agreement pursuant to one of the following options:

     A. FORWARD TRANSACTIONS IN EXISTING MARKETS. EMW may elect, subject to the maximum Transaction size specified in Article 3.1 A, to receive a Contract Price for the purchase of Gas from EESI for any Forward Transaction in the markets and at the Delivery Points specified on Exhibit "C" (an "EXISTING MARKET") equal to either of the following:

          1. EMW may request EESI's then current sales price per MMBtu applicable to wholesale transactions for the Existing Markets based on the applicable index specified for such Existing
              Market for the specified Period of Delivery and adjusted for the applicable load shape and applicable locational basis adjustment from the Delivery Point to EMW's customers (but specifically excluding any premiums for the Full Management Services, any individual service comprising the Full Management Services or associated with the Requested Quantity, such as small quantity, odd lot or illiquidity premiums or any costs or ancillary charges associated with EESI's delivery of the Gas to the Delivery Point), the "QUOTED CURVE PRICE", by contacting EESI between the hours from 8:00 a.m. to 4:00 p.m. C.T. of each Business Day (the "PRICING HOURS") requesting any such price for a specified quantity of Gas to be Scheduled during selected Months within a selected Period of Delivery; provided, such request must be made prior to 11:00 a.m. C.T. of the last trading day of the New York Mercantile Exchange ("NYMEX") natural gas futures contract for the selected Month (the "MONTHLY DEADLINE"). If
              EMW accepts the Quoted Curve Price within the time period specified by EESI, EESI will promptly prepare a Transaction Agreement documenting such Transaction. If EMW fails to accept the Quoted Curve Price within the time period specified by EESI, EMW will be deemed to have declined the Quoted Curve
              Price and no Transaction will be formed and effectuated; or

          2. EMW may request EESI's final sales price per MMBtu applicable to wholesale transactions for the Existing Markets based on the applicable index specified for such Existing Market for the specified Delivery Point for the specified Period of Delivery and adjusted for the applicable load shape and applicable locational basis adjustment from the Delivery Point to EMW's customers (but specifically excluding any premiums for the Full Management Services, any individual service comprising the Full Management Services or associated with the Requested Quantity, such as small quantity, odd lot or illiquidity premiums or any costs or ancillary charges associated with EESI's delivery of the Gas to the Delivery Point), as of the end of the applicable Business Day (the "SETTLED CURVE PRICE") by contacting EESI during the Pricing Hours requesting any such price for a specified quantity of Gas to be Scheduled during selected Months within a selected Period of Delivery; provided, such request must be made prior to the Monthly Deadline. Upon receipt of EMW's request, EESI will promptly prepare a Transaction Agreement documenting such Transaction and the applicable Settled Curve Price. If EMW fails to request the Settled Curve Price within the Pricing Hours, then EMW will be deemed to have declined the Settled Curve Price and no Transaction will be formed and effectuated.

     B.   FORWARD TRANSACTIONS IN NEW MARKETS.

         1. For any market in the United States that EMW proposes to enter that is not specified on Exhibit "C" (a "NEW MARKET"), EMW may request, in writing, that EESI provide an applicable index and Delivery Point for each New Market upon which the Contract Price for sales of Gas by EESI in a Forward Transaction in the New Market would be based. EESI will propose such index and associated Delivery Point within 10 Business Days of receipt of EMW's written request.

         2. If EMW accepts the proposed index and Delivery Point, then the Contract Price for any purchases of Gas by EMW for a Forward Transaction in a New Market will be the amount determined pursuant to the procedures identified in Article 5.1. A. 1. or
              2. above, as elected by EMW, utilizing the index and Delivery Point identified by EESI. Upon establishment of the Contract Price for the sale of Gas by EESI in the applicable New Market, Exhibit "C" will be amended to reflect such New Market, index and Delivery Point

         3. If EMW rejects the proposed index and Delivery Point, then the Parties will use all commercially reasonable efforts to determine a mutually agreeable substitute index and Delivery Point for the applicable New Market; provided, however, if the Parties are unable to determine such mutually acceptable index and Delivery Point within a reasonable time period, then the Parties will use the Alternate Price Redetermination procedures provided in Appendix "1".

         4. EESI will determine the index and Delivery Point for each New Market based on EESI's operational market analysis.

     C. INTRA-MONTH QUANTITIES. For any Gas Day for which EMW has not requested that EESI provide either the Full Management Services or the Imbalance Management Services for an Existing Market or New Market, as applicable, the Contract Price for the sale of Gas by EESI in an Intra-Month Transaction will be the cash price offer per MMBtu by EESI for delivery at the applicable delivery point.

     D. SETTLED CURVE PRICE STATEMENTS. EESI will provide, on a Monthly basis, a statement for any Existing Market and those mutually agreeable New Markets in which EESI is actively engaged in the sale of Gas specifying the Settled Curve Price for the current forward twelve Month period for each Business Day.

5.2. CONTRACT PRICE FOR PURCHASES BY EESI FROM EMW. Purchases of Gas by EESI subsequent to the expiration of the Initial Period for any Market that EMW has not requested that EESI provide either the Full Management Services or the Imbalance Management Services, the Contract Price for all quantities of Gas purchased by EESI from EMW pursuant to this Agreement will be specified on the applicable Transaction Agreement pursuant to one of the following options:

      A. FORWARD TRANSACTIONS IN EXISTING MARKETS. EMW may elect to receive a Contract Price for the sale of Gas to EESI for any Forward Transaction in an Existing Market equal to either of the following:

          1. EMW may request EESI's then current purchase price per MMBtu applicable to wholesale transactions for the Existing Markets based on the applicable index specified for such Existing Market for the specified Period of Delivery and adjusted for the applicable load shape and applicable locational basis adjustment from the Delivery Point to EMW's customers (but specifically excluding any premiums for the Full Management Services, any individual service comprising the Full Management Services or associated with the Offered Quantity, such as small quantity, odd lot or illiquidity premiums or any costs or ancillary charges associated with EESI's delivery of the Gas to the Delivery Point), the "PURCHASE CURVE PRICE" by contacting EESI during the Pricing Hours requesting any such price for a specified quantity of Gas to be Scheduled during selected Months within a selected Period of Delivery; provided, such request must be made prior to the Monthly Deadline. If EMW accepts the Purchase Curve Price within the time period specified by EESI, then EESI will promptly prepare a Transaction Agreement documenting such Transaction. If EMW fails to accept the Purchase Curve Price within the time period specified by EESI, then EMW will be deemed to have declined the Purchase Curve Price and no Transaction will be formed and effectuated; or

          2. EMW may request EESI's final purchase price per MMBtu applicable to wholesale transactions for the Existing Markets based on the applicable index specified for such Existing Market for the specified Delivery Point for the specified Period of Delivery and adjusted for the applicable load shape and applicable locational basis adjustment from the Delivery Point to EMW's customers (but specifically excluding any premiums for the Full Management Services, any individual service comprising the Full Management Services or associated with the Offered Quantity, such as small quantity, odd lot or illiquidity premiums or any costs or ancillary charges associated with EESI's delivery of the Gas to the Delivery Point), as of the end of the applicable Business Day (the "SETTLED PURCHASE CURVE PRICE") by contacting EESI during the Pricing Hours requesting any such price for a specified quantity of Gas to be Scheduled during selected Months within a selected Period of Delivery; provided, such request must be made prior to the Monthly Deadline. Upon receipt of EMW's request, then EESI will promptly prepare a Transaction Agreement documenting such Transaction and the applicable Settled Purchase Curve Price. If EMW fails to request and accept the Settled Purchase Curve Price within the Pricing Hours, then EMW will be deemed to have declined the Settled Purchase Curve Price and no Transaction will be formed and effectuated.

      B.  FORWARD TRANSACTIONS IN NEW MARKETS.

         1. In the event EMW has proposed to enter a New Market and has requested that EESI provide an index and Delivery Point for each New Market upon which the Contract Price for sales of Gas by EESI in a Forward Transaction in the New Market would be based, then EMW may additionally request, in writing, that EESI utilize such index and Delivery Point in the establishment of the Contract Price for purchases of Gas by EESI in a Forward Transaction in such New Market.

         2. If EMW thereafter elects to sell Gas to EESI in a Forward Transaction in the specified New Market, then the Contract Price for any purchases of Gas by EESI for a Forward Transaction in such New Market will be the amount determined pursuant to the procedures identified in Article 5.2. A. 1 or
              2. above, as elected by EMW, utilizing the index and Delivery Point identified by EESI. Upon establishment of the Contract Price for the purchase of Gas by EESI in the applicable New Market, Exhibit "C" will be amended to reflect such New Market, index and Delivery Point.

     C. INTRA-MONTH QUANTITIES. The Contract Price for the purchase of Gas by EESI in an Intra-Month Transaction will be equal to the cash price bid per MMBtu by EESI for receipt at the applicable Delivery Point.

5.3. SETTLED PURCHASE CURVE PRICE STATEMENTS. EESI will provide, on a Monthly basis, a statement for any Existing Market and those mutually agreeable New Markets in which EESI is actively engaged in the purchase of Gas specifying the Settled Purchase Curve Price for the current forward twelve (12) Month period for each Business Day.

5.4. INTENT. The intent of Articles 5.1 and 5.2 is to give EMW the benefit of access to EESI's wholesale Gas pricing for retail loads without the premiums associated with odd lot or new market illiquidity.

-------------------------------------------------------------------------------
ARTICLE 6         DEFAULTS AND REMEDIES
-------------------------------------------------------------------------------

6.1. EARLY TERMINATION. If a Triggering Event (defined in Article 6.2) occurs with respect to either Party at any time during the term of this Agreement, the other Party (the "NOTIFYING PARTY") may (i) upon two (2) Business Days' written notice to the Affected Party (defined in Article 6.2), which notice will be given no later than sixty (60) Days after the discovery of the occurrence of the Triggering Event, establish a date on which all Transactions and this Agreement in respect thereof will terminate ("EARLY TERMINATION DATE") except as provided in Article 10.4, and (ii) withhold any payments due in respect of such Transactions; provided, however, upon the occurrence of any Triggering Event listed in item (i) of Article 6.2 as it may apply to any Party, all Transactions and this Agreement in respect thereof will automatically terminate, without notice, as if an Early Termination Date had been immediately declared except as provided in Article 10.4. If an Early Termination Date occurs, the Notifying Party will in good faith calculate its Gains, Losses and Costs, resulting from termination of each Transaction in the manner described above, and aggregate such Gains, Losses and Costs for all such terminated Transactions into a single net amount (the "TERMINATION PAYMENT"). The Termination Payment will be determined by
     (i) comparing the value of (a) the remaining term, quantities and prices under each such Transaction had it not been terminated to (b) the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under a replacement contract for each such Transaction and (ii) ascertaining the associated costs and attorneys' fees; provided, however, if the Termination Payment is due to a Triggering Events listed in item (i) of Article 6.2, then in the event the Termination Payment would result in a Gain to the Notifying Party, the Termination Payment will be the absolute value of such Gain and in the event the Termination Payment is due to a Triggering Events listed in item (ii), (iii), (iv), or (v) of Article 6.2, then in the event the Termination Payment would result in a Gain to the Notifying Party, the Termination Payment will be zero (0). To ascertain the market prices of a replacement contract the Notifying Party may consider, among other valuations, any or all of the settlement prices of NYMEX natural gas futures contracts, quotations from leading dealers in natural gas swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and the basis differential. The Notifying Party will give the Affected Party written notice of the amount of the Termination Payment, inclusive of a statement showing the basis for its calculation and determination. The Affected Party will pay the Termination Payment to the Notifying Party within ten (10) Days of receipt of such notice. At the time for payment of any amount due under this Article 6, each Party will pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amounts will be netted and aggregated with any Termination Payment payable hereunder. If the Affected Party disagrees with the calculation of the Termination Payment, the issue will be submitted to arbitration in accordance with this Agreement and the resulting Termination Payment will be due and payable within three (3) Business Days after the award.

6.2. TRIGGERING EVENT means, with respect to a Party (the "AFFECTED PARTY"), a "MAJOR BREACH" which will occur upon (i) either Party (a) making an assignment for the benefit of creditors, (b) filing a petition or not opposing a proceeding under any bankruptcy or similar law, including, without limitation, receivership or dissolution pursuant to federal or state law, or has such petition filed against it which remains undismissed for 30 days, or (c) becoming insolvent or is unable to pay its debts when due;(ii) unless excused by Force Majeure, EESI fails to Schedule the Requested Quantity or EMW fails to Schedule the Offered Quantity, as applicable, for five (5) consecutive Gas Days in any three (3) cumulative Months in a twelve (12) cumulative Month period;
     (iii) either Party's failing to make payment when due within five (5) days of receipt of notice of such failure (except good faith disputes); (iv) any Party's representation hereunder proving to be false or misleading in a material respect, causing a material adverse effect on such Party's ability to perform under this Agreement or (v) the happening of any other event specified in any Transaction Agreement as a "Major Breach".

6.3. OTHER EVENTS. If either Party under a Transaction is regulated by a federal, state or local regulatory body, and such body will disallow all or any portion of any costs incurred or yet to be incurred by such Party under any provision of this Agreement, such action will neither operate to excuse such Party from performance of any obligation nor give rise to any right of such Party to any refund or retroactive adjustment of the Contract Price provided in any Transaction. Notwithstanding the foregoing, if either Party's activities hereunder become subject to regulation of any kind whatsoever under any law to a greater or different extent than that existing on the Effective Date and such regulation either (i) renders this Agreement illegal or unenforceable or (ii) materially adversely affects the business of the Affected Party, with respect to its financial position or otherwise, then in the case of (i) above, either Party, and in the case of
     (ii) above, only the Party affected (for purposes of this Article only, the "DEFAULTING PARTY"), will at such time have the right to declare an Early Termination Date in accordance with the provisions hereof; provided, notwithstanding the rights of the Parties to declare an Early Termination Date as above stated, the Defaulting Party will be liable for payment of the Termination Payment calculated by the other Party pursuant to Article 6.1.

6.4.  OFFSET.

     A. INTRAAGREEMENT. Each Party reserves to itself all rights, set-offs, counterclaims and other remedies and defenses consistent with Article
          10.3 (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and the obligations to make payment in connection therewith or under this Agreement may be offset against each other, set off or recouped therefrom.

     B. INTERAGREEMENT. Each Party reserves, in the event that a Termination Event occurs under either this Agreement or the Master Energy Agreement, to itself all rights, set-offs, counterclaims and other remedies and defenses consistent with Article 10.3 (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and the obligations to make payment in connection therewith or under this Agreement or the Master Energy Agreement may be offset against each other, set off or recouped therefrom.

-------------------------------------------------------------------------------
ARTICLE 7         FORCE MAJEURE
-------------------------------------------------------------------------------

This Article 7 is the sole and exclusive excuse of performance permitted under this Agreement and all other excuses at law or in equity are WAIVED to the extent permitted by law. Except with respect to payment obligations, in the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations hereunder, it is agreed that upon such Party's giving notice and full particulars of such Force Majeure to the other Party as soon as reasonably possible (such notice to be confirmed in writing), the obligations of the Party giving such notice, to the extent they are affected by such event, will be suspended from the inception and during the continuance of the Force Majeure for a period not to exceed sixty (60) days in the aggregate during any twelve (12) Month period, but for no longer period. The Party receiving notice of Force Majeure may immediately take such action as it deems necessary at its expense for the entire sixty (60) day period or any part thereof. The Parties expressly agree that upon the expiration of the sixty (60) day period, the Force Majeure will no longer apply to the obligations hereunder and both EMW and EESI will be obligated to perform. The cause of the Force Majeure will be remedied with all reasonable diligence and dispatch; provided, unless otherwise agreed, no provision herein will require or permit EESI or EMW to Schedule quantities of Gas (i) in excess of the Requested Quantity or Offered Quantity or (ii) at points other than the Delivery Point(s).

-------------------------------------------------------------------------------
ARTICLE 8         TAXES
-------------------------------------------------------------------------------

8.1. TAXES. Buyer will be responsible for, pay, and/or reimburse Seller for all Taxes and/or other charges imposed or levied by any taxing authority on or related to any Gas sold and/or delivered to Buyer, all other services or property provided in connection therewith or pursuant to this Agreement, and any payments made under this Agreement or any Agreement related hereto to the extent such Taxes are from time to time customarily billed, imposed or levied on or against such Gas, services, property or payments. Each Party will and does hereby indemnify, release, defend and hold harmless the other Party from and against any and all liability for Taxes that are the responsibility of such Party pursuant to this Agreement. Either Party, upon request of the other Party, will provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party or any Transaction hereunder is exempt from Taxes, and each Party will use reasonable efforts to (1) obtain and cooperate in obtaining any exemption or reduction of such Taxes and (2) administer this Agreement and implement the provisions in accordance with the intent to minimize such Taxes. Buyer will not be liable for any Tax for which a valid exemption certificate in a form acceptable to the applicable state or local taxing authorities is timely completed and timely furnished by Buyer to Seller. Buyer may provide Seller additional reasonable Tax instructions as are allowed by law (or will provide such if requested by Seller) including, but not limited to, Buyer's accrual and payment of Taxes and/or special jurisdictional exemptions. However, Seller will proceed on the assumption that any applicable Taxes are due unless and until Buyer presents Seller satisfactory proof that Buyer is entitled to any claimed exemption or reduction in Taxes. Upon presentation of such proof, no retroactive adjustments will be made, but Seller will assign to Buyer, to the extent assignable, any Claims for refund Seller has with respect to any prior payments of Taxes. Seller and Buyer agree to cooperate with each other and provide such information to each as is reasonably necessary to facilitate the filing of any returns for Taxes which are directly related to and imposed on the Gas, services, property or payments to be provided under this Agreement. EESI agrees to assume Tax liability if it has the benefit of an exemption, which said exemption would not otherwise exist for EMW if it had the liability, but in no event will EESI assume such liability if the exemption is lost or repealed; provided, however, in the event EESI fails to qualify for the exemption for any reason, then EMW will reimburse EESI for any Tax liability so incurred.

8.2. TAX RECORDS. During the term of this Agreement and for seven (7) full calendar years thereafter, Seller, as limited Tax agent of Buyer, will retain on Buyer's behalf, possession of Buyer's Tax records related to the Gas sold and/or delivered to Buyer, all other services or property provided in connection therewith or pursuant to this Agreement, and any payments made under this Agreement or any Agreement related hereto (the "TAX RECORDS"). Buyer will have the right to inspect and make copies of these Tax Records during normal business hours, in connection with Tax returns, reports, audits and litigation with respect to such activities, services, materials, equipment, items or payments. Should Seller or Buyer become involved in an audit or contest with respect to sales, use or other Taxes resulting from this Agreement, they will cooperate in the defense of the same.

-------------------------------------------------------------------------------
ARTICLE 9         TITLE, RISK OF LOSS, INDEMNITY AND BALANCING
-------------------------------------------------------------------------------

9.1. TITLE, RISK OF LOSS AND INDEMNITY. As between the Parties, Seller will be deemed to be in exclusive control and possession of Gas Scheduled hereunder and responsible for any damage or injury caused by Gas Scheduled and delivered to Buyer prior to the Delivery Point. After delivery of the Gas at the Delivery Point(s), Buyer will be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby. Title and risk of loss related to the Gas Scheduled hereunder will pass from Seller to Buyer at the point of transfer to Buyer's Transporter at the Delivery Point(s). Seller and Buyer each assumes all liability for and will indemnify, defend and hold harmless the other Party from any Claims, including injury to and death of persons, arising from any act or incident occurring when title to Gas is vested in the Indemnifying Party. IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY AND THE LIABILITY ASSUMED UNDER IT BE WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE; PROVIDED, NEITHER PARTY WILL BE LIABLE IN RESPECT OF ANY CLAIM TO THE EXTENT THE CLAIM RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF THE INDEMNIFIED PARTY.

9.2. CORRECTION OF IMBALANCES, CASHOUTS AND PENALTIES. Differences between Scheduled quantities and actual quantities delivered and received hereunder ("IMBALANCES") will be corrected or settled in cash or Gas or by offset as the Parties agree within forty-five (45) Days from the date of notice of the Imbalance. Additionally, if (i) an Imbalance on Buyer's Transporter's system caused by Seller or Seller's Transporter's delivery of less or more than the Scheduled quantity for any Gas Day (in which case Seller will be the "RESPONSIBLE PARTY") or (ii) an Imbalance on Seller's Transporter's system caused by Buyer or Buyer's Transporter's receipt of more or less than the Scheduled quantity for any Gas Day (in which case Buyer will be the "RESPONSIBLE PARTY"), the Responsible Party will be liable for and reimburse to the other Party any associated Transporter cashout costs and losses or penalties incurred by such other Party to the relevant Transporter. If the tariff of either Buyer's or Seller's Transporter provides for cashouts on the basis of the aggregation of all over deliveries and under deliveries between such Transporter and Buyer or Seller, respectively ("AGGREGATE TRANSPORTER IMBALANCE"), and the nature of the Imbalance (over delivery or under delivery) attributable to the Responsible Party is the same as the Aggregate Transporter Imbalance (over or under delivery), the Responsible Party will participate in the other Party's cashout settlement of the Aggregate Transporter Imbalance on the basis of only the Responsible Party's pro-rata share thereof.

-------------------------------------------------------------------------------
ARTICLE 10        MISCELLANEOUS
-------------------------------------------------------------------------------

10.1. NOTICES. All notices, including, without limitation, consents, and communications made under this Agreement will be made as specified in Exhibit "A." Notices required to be in writing will be delivered in written form by letter, facsimile or other documentary form. Notice by facsimile or hand delivery will be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close of the Business Day in which case it will be deemed received at the close of the next Business Day) or such earlier time confirmed by the receiving Party. Notice by overnight mail or courier will be deemed to have been received 2 Business Days after it was sent or such earlier time confirmed by the receiving Party. Any notices given hereunder in respect of the declaration of an Early Termination Date will be also sent to the address or facsimile number so specified in Exhibit "A." Any Party may change its addresses by providing notice of same in accordance herewith.

10.2. TRANSFER. This Agreement, including, without limitation, each indemnification, will inure to and bind the successors and permitted assigns of the Parties; provided, neither Party will transfer this Agreement without the prior written approval of the other Party, which approval may not be unreasonably withheld or delayed. Any Party's transfer in violation of this Article 10.2 will be void.

10.3. LIMITATION OF REMEDIES, LIABILITY AND DAMAGES AND MITIGATION. THE PARTIES DO HEREBY CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES WILL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, THE OBLIGOR'S LIABILITY WILL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY WILL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES WILL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY PENALTIES OR CHARGES ASSESSED BY ANY TRANSPORTER OR OTHER ENTITY FOR THE UNAUTHORIZED RECEIPT OF GAS BY THE OTHER PARTY (OTHER THAN EESI'S RESPONSIBILITY FOR SERVICE PENALTIES PURSUANT TO ARTICLE
         4.1 E). IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING,

         WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS. BUYER ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT AND IS CONTRACTING FOR THE GOODS TO BE SUPPLIED BY SELLER BASED SOLELY UPON THE EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN SET FORTH AND SUBJECT TO SUCH REPRESENTATIONS AND WARRANTIES, ACCEPTS SUCH GOODS "AS-IS" AND "WITH ALL FAULTS." SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. The Parties acknowledge the duty to mitigate damages hereunder. The Parties recognize that the ability to effectuate arrangements for the sale or purchase of Gas is conditioned upon the volatility of Gas markets, the creditworthiness and reliability of potential customers, the complexity and size of the portfolios of contracts managed by each Party and the need to conduct market business in an orderly manner. Therefore, the Parties agree that (i) three (3) Business Days is a commercially reasonable period to purchase or sell Gas in respect of an EESI Deficiency Default, EMW Deficiency Default, EESI Purchase Default or EMW Sales Default and
         (ii) three (3) Business Days after the end of the Month in which the Early Termination Date occurs is a commercially reasonable period after the establishment of an Early Termination Date to determine the Termination Payment; provided, notwithstanding the foregoing, if Gas volumes made the basis of an EESI Deficiency Default, EMW Deficiency Default, EMW Sales Default or EESI Purchase Default or a Party's determination of the Termination Payment are in excess of 20,000 MMBtu/Gas Day, the Parties recognize that a longer period may ordinarily be required to effectuate cover or determine the Termination Payment in an orderly manner so as not to adversely affect the Gas market. Each Party may utilize its discretion, with commercially reasonable foresight, to adjust the timing and staggering of the purchases or sales of Gas volumes in its efforts to mitigate damages. No claim that a Party failed to mitigate damages will be grounded solely on the basis of counter Gas market movement.

10.4. WINDING UP ARRANGEMENTS. Upon the expiration or termination of the Parties' sale and purchase obligations under this Agreement, any moneys, penalties or other charges due and owing Seller or Buyer, as applicable, will be paid, any corrections or adjustments to payments previously made will be determined, and any refunds due Buyer or Seller, as applicable, made, within 60 Days. Any Imbalances in receipts or deliveries will be corrected to zero balance within 60 Days. All indemnity, tax and confidentiality obligations and audit rights will survive the termination of this Agreement for a period of two (2) years. The Parties' obligations provided in this Agreement will remain in effect for the purpose of complying herewith.

10.5. APPLICABLE LAW. THIS AGREEMENT AND EACH TRANSACTION AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.6. DOCUMENT, RECORD RETENTION AND EVIDENCE. This Agreement, the Exhibits and Appendices hereto, if any, and each Transaction Agreement, constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement. There are no prior or contemporaneous agreements or representations (whether oral or written) affecting the subject matter other than those herein expressed. No amendment or modification to this Agreement will be enforceable, unless reduced to writing and executed by both Parties. The provisions of this Agreement will not impart rights enforceable by any person, firm or organization not a Party or not bound as a Party, or not a successor or permitted assignee of a Party bound to this Agreement. No waiver by a Party of any default by the other Party will be construed as a waiver of any other default. Nothing in this Agreement will be construed to create a joint venture or partnership between the Parties. The term "including" when used in this Agreement will be by way of example only and will not be considered in any way to be in limitation. Except as otherwise herein stated, any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties or deemed unlawful because of a statutory change will not otherwise affect the lawful obligations that arise under this Agreement. The headings used for the Articles herein are for convenience and reference purposes only. All Exhibits and Appendices referenced in this Agreement, if any, are incorporated. Any original executed Agreement or Transaction Agreement may be photocopied and stored on computer tapes and disks (the "IMAGED AGREEMENT"). The
         Imaged Agreement, if introduced as evidence on paper, the Transaction Agreement, if introduced as evidence in automated facsimile form, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party will contest the admissibility of the Imaged Agreement under either the business records exception to the hearsay rule or the best evidence rule on the basis that such were not originated or maintained in documentary form.

10.7. CONFIDENTIALITY & PUBLICITY. Each Party will not disclose the Contract Price or any Gas consumption data of Buyer's customers under any Transaction to a third party (other than the Party's and its Affiliates employees, prospective purchasers of either Party, lenders, counsel or accountants who have agreed to keep such terms confidential and use such information solely in connection with this Agreement and the Transaction Agreements) except in order to comply with any applicable law, order, regulation or exchange rule; provided (except with respect to tax matters) each Party will notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. The provisions of this Agreement other than the terms of any Transaction are not subject to this confidentiality obligation and expressly include revealing that there is a business relationship between the Parties. The Parties will be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided, all monetary damages will be limited in accordance with Article 10.3. Notwithstanding the foregoing, from time to time as the Parties may mutually agree, in writing, each Party may authorize the other Party use its name and to disclose the existence and nature of this Agreement and any Transaction Agreement in customer lists and other promotional materials that either Party may develop from time to time.

10.8. UCC. Except as otherwise provided for herein, the provisions of the Uniform Commercial Code ("UCC") of the state whose laws will govern this Agreement will be deemed to apply to all Transactions and Gas will be deemed to be a "good" for purposes of the UCC.

The Parties have executed this Agreement in multiple counterparts to be construed as one effective as of the Effective Date.


ENRON ENERGY SERVICES, INC.               EMW ENERGY SERVICES CORP

By:    /s/ MARK S. MULLER                 By:    /s/ JIMMIE L. WILLIAMS
      ----------------------------              ----------------------------

Name: MARK S. MULLER                      Name:    Jimmie L. Williams
      ----------------------------              ----------------------------
                 Attorney-in-Fact         Title:   Vice President
                                                ----------------------------

                                  APPENDIX "1"

                               GENERAL PROVISIONS

-------------------------------------------------------------------------------
-    USAGE AND DEFINITIONS
-------------------------------------------------------------------------------

All references to Articles and Sections are to those set forth in this Agreement. Reference to any document means such document as amended from time to time and reference to any Party includes any successor or permitted assignee thereof. The following definitions and any terms defined internally in this Agreement will apply to this Agreement and all notices and communications made pursuant to this Agreement.

"AFFILIATE" means, with respect to any person or entity, any other entity or person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such person or entity. For this purpose, "CONTROL" means the direct or indirect ownership of 10% or more of the outstanding capital stock or other equity interests having ordinary voting power of the entity or person.

"BTU" means the amount of energy required to raise the temperature of one pound of pure water one degree Fahrenheit from 59 degrees Fahrenheit (59(Degree)F) to 60 degrees Fahrenheit (60(Degree)F).

"BUSINESS DAY" means a Day on which Federal Reserve member banks in New York City are open for business and a Business Day will open at 8:00 a.m. and close at 5:00 p.m. local time for each Party's principal place of business.

"BUYER" means, (a) EMW for Transactions providing for the sale of Gas by EESI pursuant to Article 3.1 and (b) EESI for Transactions providing for the purchase of Gas by EESI pursuant to Article 3.2.

"CLAIMS" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matters of the indemnity, and the resulting losses, damages, reasonable expenses, reasonable attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

"CONTRACT PRICE" means the price in U.S. dollars per MMBtu, as established pursuant to Article 5, payable by Buyer to Seller for the purchase of Gas pursuant to a Transaction pursuant to Article 3.

"COSTS" means, with respect to a Party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Transaction and attorneys' and consultants fees, if any, reasonably incurred in connection with enforcing its rights under a Transaction.

"C.T." means Central Time.

"DAY" means a period of twenty-four (24) consecutive hours, beginning at midnight C.T. on any calendar Day.

"DELIVERY POINT(S)" means the agreed point(s) of delivery, generally into the utility providing distribution service to EMW's customers, pursuant to a Transaction and identified in Exhibit "C".

"FORCE MAJEURE" means an event not anticipated as of the Effective Date, which is not within the reasonable control of the Party, or in the case of third party obligations or facilities, the third party, claiming suspension, and which by the exercise of due diligence such Party, or third party, is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute performance therefor; provided, neither (i) the loss of Buyer's markets nor Buyer's inability economically to use or resell Gas purchased hereunder nor (ii) the loss of Seller's Gas supply nor Seller's ability to sell Gas to a market at a more advantageous price, will constitute an event of Force Majeure. "Force Majeure" will include an event of Force Majeure occurring with respect to the facilities or services of Buyer's or Seller's Transporter.

"GAAP" means generally accepted accounting principles, consistently applied.

"GAINS" means, with respect to a Party, an amount equal to the present value of the economic benefit (exclusive of Costs), if any, to such Party resulting from the termination of its obligations with respect to a Transaction determined in a commercially reasonable manner.

"GAS" means methane and other gaseous hydrocarbons meeting the quality standards and specifications and pressure requirements of Seller's Transporter for acceptance of Gas into its system at the applicable receipt point.

"GAS DAY" means a period of 24 consecutive hours beginning at the time of the applicable Transporter's gas day.

"INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" means the Party receiving and providing an indemnity, respectively.

"INTEREST RATE" means, for any date, 2% over the per annum rate of interest announced as the "Prime Rate" from time to time for commercial loans by Citibank, N. A. as established by the administrative body of such bank charged with the responsibility of establishing such rate, as same may change from time to time; provided, the Interest Rate will never exceed the maximum lawful rate permitted by applicable law.

"LOSSES" means, with respect to a Party, an amount equal to the present value of the economic loss (exclusive of Costs), if any, to such Party resulting from the termination of its obligations with respect to a Transaction determined in a commercially reasonable manner.

"MMBTU" means one million (1,000,000) Btu's.

"MONTH" means a period of time beginning at midnight C.T. on the first Day of any calendar Month and ending at midnight C.T. on the first Day of the following calendar Month.

"PERIOD OF DELIVERY" means the period from the date Scheduling obligations are to commence to the date Scheduling obligations are to terminate under a Transaction.

"PIPELINE" means a company authorized to ship Gas on behalf of itself or others on physical Gas transmission facilities.

"REPLACEMENT PRICE DIFFERENTIAL" means the following:

1. In the event of (a) an EESI Deficiency Default, the positive difference, if any, obtained by subtracting the Contract Price FROM the GREATER of (i) the cost to EMW, including incremental transportation costs and other basis adjustments, to replace the EESI Deficiency Quantity for such Gas Day (but excluding penalties, other than commercially reasonable purchases from the applicable utility or provider of last resort which might otherwise be labeled a penalty, or charges for unauthorized receipts of Gas by EMW), in no event exceeding the sum of the Contract Price plus the emergency service tariff rate for imbalance or replacement Gas per MMBtu, or (ii) the Spot Price per MMBtu for the Gas Day in which the EESI Deficiency Default occurred, and (b) in the event of an EMW Deficiency Default, the positive difference, if any, obtained by subtracting the LESSER of (i) the price obtained by EESI in an incremental, arms-length sale(s) to a third party of a quantity equal to the EMW Deficiency Quantity for such Gas Day, less incremental transportation charges to EESI, and including other basis adjustments (but excluding penalties, other than commercially reasonable purchases from the applicable utility or provider of last resort which might otherwise be labeled a penalty), or (ii) the Spot Price per MMBtu for the Gas Day in which the EMW Deficiency Default occurred, FROM the Contract Price.

                                  Appendix 1 -- 2

2. In the event of (a) an EESI Purchase Default, the positive difference, if any, obtained by subtracting the LESSER of (i) the price obtained by EMW in an incremental, arms-length sale(s) to a third party of a quantity equal to the EESI Default Quantity for such Gas Day, less incremental transportation charges to EMW, and including other basis adjustments per MMBtu (but excluding penalties, other than commercially reasonable purchases from the applicable utility or provider of last resort which might otherwise be labeled a penalty), or (ii) the Spot Price per MMBtu for the Gas Day in which the EESI Purchase Default occurred, FROM the Contract Price and (b) in the event of an EMW Sales Default, the positive difference, if any, obtained by subtracting the Contract Price FROM the GREATER of (i) the cost to EESI, including incremental transportation costs and other basis adjustments, to replace the EMW Default Quantity for such Gas Day (but excluding penalties, other than commercially reasonable purchases from the applicable utility or provider of last resort which might otherwise be labeled a penalty, or charges for unauthorized receipts of Gas by EESI), in no event exceeding the sum of the Contract Price plus the emergency service tariff rate for imbalance or replacement Gas per MMBtu, or (ii) the Spot Price for the Gas Day in which the EMW Sales Default occurred.

"SERVICES COMMENCEMENT DATE" means the earlier of (i) the date, subsequent to EMW obtaining all licenses and permits required to enter into a Transaction under this Agreement, the Parties first Schedule Gas pursuant to first Transaction Agreement entered into pursuant to this Agreement or (ii) December 31, 2000.

"SCHEDULING" or "SCHEDULE," when used in reference to Seller, means to make Gas available, or cause Gas to be made available, at the Delivery Point(s) for delivery to or for the account of Buyer, including making all Pipeline nominations, and when used in reference to Buyer, means to cause Buyer or Buyer's Transporter to make available at the Delivery Point(s) transportation capacity sufficient to permit Buyer or Buyer's Transporter to receive on a firm or interruptible basis, as designated in the applicable Transaction Agreement, the quantities Seller has available at such Delivery Point(s), including making all Pipeline nominations. Gas will be deemed to have been Scheduled when confirmed by Transporter.

"SELLER" means (a) EESI for Transactions providing for the sale of Gas by EESI pursuant to Article 3.1 and (b) EMW for Transactions providing for the purchase of Gas by EESI pursuant to Article 3.2.

"SPOT PRICE" means the sum of (a) the price set forth in GAS DAILY-Registered Trademark- (Pasha Publications, Inc.), or successor publication, in the column "Daily Price Survey" under the listing applicable to the geographic location agreed pursuant to a Transaction for the relevant Gas Day, PLUS (b) all incremental transportation costs and other basis adjustments necessary to effect delivery of the Gas from the above specified geographic location to the Delivery Point. If there is no single price published for that particular Gas Day, but there is published a range of prices under the above column and listing, then the Spot Price will be the arithmetic average of such high and low prices. In the event that no price or range of prices is published for that particular Gas Day, then the Spot Price will be the arithmetic average of the following: the price (determined as stated above) for each of the first Gas Day immediately preceding and following the Gas Day in which the default occurred for which a Spot Price can be determined.

"TAXES" means any or all government or quasi governmental taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including gross receipts, franchise, sales, use, excise, property, capital, value added, stamp, transfer, intangible, employment, occupation, generation, privilege, utility, Btu, gathering, energy, consumption, lease, permit, license, filing, custom and recording tax, together with any and all penalties, fines, additions or interest thereon, other than taxes based on net income or net worth.

"TRANSACTIONS" means an agreement and any amendment or modification thereof made in accordance herewith for the purchase or sale of Gas to be performed hereunder.

"TRANSACTION AGREEMENT" means a written paper-based agreement executed by the Parties to form and effectuate a Transaction which may be substantially in the form set forth in Exhibit "B."

                                  Appendix 1 -- 3

"TRANSPORTER" means the Pipeline delivering Gas on behalf of Seller prior to the Delivery Point in a Transaction or receiving Gas on behalf of Buyer at or downstream of a Delivery Point in a Transaction.

-------------------------------------------------------------------------------
-    REPRESENTATIONS AND WARRANTIES
-------------------------------------------------------------------------------

As a material inducement to entering into this Agreement, including each Transaction, each Party, with respect to itself, hereby represents and warrants to the other Party continuing throughout the term of this Agreement as follows: (i) there are no suits, proceedings, judgments, rulings or orders by or before any court or any governmental authority that materially adversely affect its ability to perform this Agreement or the rights of the other Party under this Agreement, (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations under the same and each Transaction Agreement, and all regulatory authorizations have been maintained as necessary for it to legally perform its obligations hereunder, (iii) the making and performance by it of this Agreement is within its powers, has been duly authorized by all necessary action on its part, and does not and will not violate any provision of law or any rule, regulation, order, writ, judgment, decree or other determination presently in effect applicable to it or its governing documents, (iv) each of this Agreement and each Transaction when entered into constitutes a legal, valid and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, (v) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it, (vi) BUYER WAIVES ITS RIGHTS, IF ANY, UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

-------------------------------------------------------------------------------
-    OPERATIONS AND DELIVERY
-------------------------------------------------------------------------------

SCHEDULING REQUESTS.

     A. REQUESTED QUANTITIES. EESI and EMW will Schedule the Requested Quantity for each Gas Day of each Month during a Period of Delivery. Scheduling requests to EESI will be accepted at the telephone number and will be confirmed by facsimile as set forth in Exhibit "A." Each Party will designate authorized representatives to effect the Scheduling of the Requested Quantity of Gas.

     B. OFFERED QUANTITIES. EMW and EESI will Schedule the Offered Quantity for each Gas Day of each Month during a Period of Delivery. Scheduling requests to EMW will be accepted at the telephone number and will be confirmed by facsimile as set forth in Exhibit "A." Each Party will designate authorized representatives to effect the Scheduling of the Offered Quantity of Gas.

     C. CHANGES. If the Parties have deemed a Forward Transaction to be firm, no later than ten (10) Days prior to the first Day of each Month of the Period of Delivery, Seller will provide to Buyer nominations of the Requested Quantity or Offered Quantity, as applicable, Seller expects to Schedule during each Month of the Period of Delivery and Buyer will confirm such quantities to Seller prior to the first Day of each Month of the Period of Delivery. If EMW has not elected to receive Full Management Services or Imbalance Management Services from EESI pursuant to Article 4 of this Agreement, then should either Party desire to change the Requested Quantity or Offered Quantity for a Forward Transaction, the Parties will promptly enter into an additional Transaction to reflect the desired change, either an IntraMonth Transaction for desired changes during a Month or a Forward Transaction for desired changes for an ensuing Month. In either case, the Party desiring such change will provide notice to the other Party not later than twelve (12) hours prior to the applicable Transporter's nomination deadline for the applicable Gas Day (the "NOMINATION DUE DATE") and the Parties will thereafter consummate such Transaction in a

                                  Appendix 1 -- 4
          timely manner. If the nomination or Scheduling deadline of a Transporter conflicts with these notification dates, EMW and EESI agree to modify the notification dates accordingly. If the Parties have deemed a Transaction to be interruptible or otherwise non-firm in a Transaction Agreement, then either Party may, in its sole discretion and without liability, except as provided in Section 9.2 of this Agreement, interrupt, in whole or in part, the Scheduling of Gas at any time for any reason upon prior notice by telephone and confirmed by facsimile to the other Party specifying the amount and duration of the interruption sufficient to allow the notified Party to make changes to its Transporter nominations in accordance with its Transporter's procedures. No notice of interruption may be retroactive to a prior time. Should an interruption occur without the notice herein required and such interruption is not otherwise excused by Force Majeure, the notifying Party shall be liable and pay for all associated penalties and cashout costs and losses charged by all Transporters, if any, as provided in Section 9.2 of this Agreement.

     D. NO MAKE-UP RIGHTS. Buyer will have no rights to make up any Gas tendered hereunder by Seller but not taken by Buyer. In addition, Buyer shall have no recourse nor any right, title, or interest in any Gas paid for but not taken under this Agreement. Imbalances will be treated pursuant to Article 9.2 of this Agreement.

TRANSPORTATION. Seller will obtain, or cause to be obtained, and pay for transportation to the Delivery Point, and Buyer will obtain, or cause to be obtained, and pay for transportation from the Delivery Point.

GAS SPECIFICATIONS. Seller represents that all Gas delivered hereunder will meet or exceed the quality specifications and pressure requirements of EMW's Transporter for acceptance of Gas into its pipeline system at the applicable receipt point. In the event Gas tendered by Seller to its Transporter does not meet or exceed the Transporter's quality specifications, Buyer, in addition to all other remedies allowed hereunder, shall have the right to refuse to accept Gas until such time as Seller is again able to tender Gas complying with such Transporter's quality specifications.

OPERATIONAL FLOW ORDERS. Should either Party receive an operational flow order or other order or notice from a Transporter requiring action to be taken in connection with this Agreement or Gas flowing under this Agreement ("OFO"), such Party will immediately notify the other Party of the OFO and provide the other Party a copy of same by facsimile. The Parties will take all actions required by the OFO within the time prescribed. Each Party will indemnify, defend and hold harmless the other Party from any Claims, including, without limitation, all non-compliance penalties and reasonable attorneys' fees, associated with an OFO (i) of which the Indemnifying Party failed to give the Indemnified Party the notice required hereunder or (ii) under which the Indemnifying Party failed to take the action required by the OFO within the time prescribed.

-------------------------------------------------------------------------------
-    FINANCIAL MATTERS
-------------------------------------------------------------------------------

BILLING, INVOICE DATE, CHARGES AND PAYMENT. By the tenth Day of each calendar Month following the Month in which Gas was Scheduled under a Transaction, Seller will provide Buyer with a written statement setting forth Gas Scheduled during the preceding Month, and other charges due Seller, including, without limitation, deficiency or default charges under Article 3. Billing and payment will be based on actual quantities of Gas delivered hereunder, provided, that if actual quantities of Gas are not known at the time Seller issues its invoice, Seller will base its invoice on Scheduled quantities of Gas and differences between Scheduled quantities and actual quantities of Gas delivered hereunder will be corrected or settled in cash by reflecting such settlement or correction in the invoice for the following Month; provided further, however, that in the event EESI is providing the Full Management Services or the Imbalance Management Services, billing and payment may, upon mutual agreement of the Parties, be based on the actual consumption quantities of EMW's customers, adjusted for applicable fuel and shrinkage of the applicable utility. Within 5 Business Days of the request of either Party, the other Party will provide, to the extent it has a legal right of access thereto and/or such statement is then available, a copy of the Transporter's allocation or imbalance statement applicable to Gas sold hereunder for the requested period. The difference, if any, between Scheduled and actual quantities delivered or accepted will be treated as

                                      Appendix 1 -- 5

Imbalances under Article 9. Buyer will remit any amounts due on the twenty-fifth Day of the Month in which Seller's statement was received. If the due date for any payment to made under this Agreement is not a Business Day, the due date for such payment will be the next Business Day following the due date. Payment of all funds will be made by wire transfer on the due date in U. S. currency. Each Party will take all actions necessary to effect payments in accordance with the process stated in Exhibit "A". If EMW or EESI should fail to remit any amounts in full when due hereunder, interest on the unpaid portion will accrue from the date due at a rate equal to the Interest Rate. Billings, payments and statements will be made to the accounts or the addresses/facsimiles specified in Exhibit "A."

DISPUTES. If either Party fails to make a timely payment and such failure is not remedied within five (5) Business Days after such Party receives written notice of default, the non defaulting Party, in addition to other remedies, may suspend the Scheduling of Gas until such amount, including interest at a rate equal to the Interest Rate, is paid; provided, if the defaulting Party, in good faith, will dispute the amount of any such billing or part thereof and will pay such amounts as it concedes to be correct, no suspension will be permitted. In the event any invoice is disputed by the Party receiving such invoice, the receiving Party will pay the undisputed amounts and will, within twenty (20) Days from the date of receipt of such invoice, give the invoicing Party written notification setting forth the disputed amount and the basis therefor. Buyer and Seller will use reasonable diligence to resolve disputed amounts within thirty (30) Days following written notification. If the undisputed amount is not paid when due, the undisputed amount will bear interest at a rate equal to the Interest Rate. Any disputed amount which later is determined to be due to the invoicing Party will bear interest at a rate equal to the Interest Rate from the original due date.

AUDIT RIGHTS. During the term of this Agreement and for a period of two (2) years from the date of termination of a Transaction, EMW or EESI or any third party representative thereof will have the right, at is expense and upon reasonable notice and at reasonable times, to examine the books and records of the other Party to the extent reasonably necessary to verify the accuracy of any billing statement, payment demand, charge, payment or computation made under this Agreement. No adjustment or correction will be made and all records and payments will be conclusively presumed to be final unless notice specifying the error or inaccuracy is given within two (2) calendar years from the end of the calendar year during which such error or inaccuracy occurred. The records of the Parties will be retained in accordance with
Article 10.6 for a like period to facilitate the audit rights of the Parties.

FINANCIAL INFORMATION. If requested by EMW, EESI will deliver as soon as available, but in any case (i) within 120 Days following the end of each fiscal year, a copy of the annual report of Enron Corp. containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Enron Corp. containing unaudited consolidated financial statements for such fiscal quarter. If requested by EESI, EMW will deliver as soon as available, but in any case (i) within 120 Days following the end of each fiscal year, a copy of its annual report containing consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of its quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements will be for the most recent accounting period and prepared in accordance with GAAP; provided, should any such statements not be timely due to a delay in preparation or certification, such delay will not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

-------------------------------------------------------------------------------
-    WARRANTY OF TITLE TO GAS
-------------------------------------------------------------------------------

Seller in any Transaction warrants that title to Gas to be Scheduled by Seller is free from all production burdens, liens and adverse Claims (other than Taxes not yet due and payable) and warrants its right to sell the same. Seller agrees to indemnify, defend and hold harmless Buyer against all Claims to or against the title of said Gas. In the event any Claim is asserted to said Gas, Buyer, in addition to other remedies, may suspend its obligation to pay for said Gas up to the amount of such Claim, without interest.


                                      Appendix 1 -- 6

-------------------------------------------------------------------------------
-    ALTERNATE PRICE REDETERMINATION
-------------------------------------------------------------------------------

If any or all of the indices used to determine the Spot Price or the Contract Price are not available in the future, the Parties agree to promptly negotiate a mutually satisfactory alternate index for the Spot Price or Contract Price (each an "ALTERNATE PRICE"). If the Parties cannot agree by the end of the first Month for which the Spot Price or Contract Price could not be determined, then EESI and EMW will each prepare a prioritized list of up to three (3) alternative published reference postings or prices representative of spot prices for Gas delivered in the same geographic area. Each Party will submit its list to the other within ten (10) Days after the end of the first Month for which the price could not be determined. The first listed index appearing in EESI's list that also appears in EMW's list will constitute the replacement index. If no common indices appear on the lists, each Party will submit a new list adding two indices within 10 Days. If either Party fails to provide timely a list, such Party's list will not be considered. From and after the "RENEGOTIATION DATE," which will be the date the Spot Price or Contract Price, as applicable, calculated on the referenced index is no longer available, until the Alternate Price is determined, the Alternate Price will be the average of the Spot Price(s) or Contract Price(s) in effect during the three (3) Months preceding the Month in which the Renegotiation Date occurred, which price will be effective until the Alternate Price is determined. Upon determination of a new Alternate Price, the Spot Price or Contract Price, as applicable, will be adjusted retroactively to the Renegotiation Date.

-------------------------------------------------------------------------------
-    EFFECT OF WAIVER OR CONSENT
-------------------------------------------------------------------------------

No waiver or consent by either Party, express or implied, of any one or more defaults by the other Party in the performance of any provision of this Agreement will operate or be construed as a waiver or consent of any other default or defaults whether of a like or different nature. Failure by a Party to complain of any act of the other Party or to declare the other Party in default with respect to this Agreement, regardless of how long that failure continues (except as limited pursuant to Article 7 of this Agreement), will not constitute a waiver by that Party of its rights with respect to that default until the applicable statute of limitations period has run.

-------------------------------------------------------------------------------
-    INDEMNIFICATION
-------------------------------------------------------------------------------

With respect to each indemnification included in this Agreement the indemnity is given to the fullest extent authorized by applicable law and the following provisions will be considered applicable. The Indemnified Party will promptly notify the Indemnifying Party in writing of any Claim and the Indemnifying Party will have the right to assume the investigation and defense thereof, including the employment of counsel, and will be obligated to pay the related reasonable attorneys' fees; provided, however, the Indemnified Party will have the right to employ separate counsel at its expense and participate in the defense of any Claim, however, the reasonable attorneys' fees of such counsel will be paid by the Indemnified Party unless the Indemnifying Party has failed to assume the defense and employ counsel in a timely manner; provided further, if the named parties to any Claim include both Parties, and the Indemnified Party will have been advised by counsel that there may be a legal defense available to it which is different from those available to the Indemnifying Party, the Indemnified Party may elect to employ separate counsel at the expense of the Indemnifying Party, in which case the Indemnifying Party will pay all reasonable attorneys' fees of such counsel and will not have the right to assume the defense of the Claim on behalf of the Indemnified Party. The Parties will use reasonable efforts to cooperate in the defense of any Claim. The Indemnifying Party will not be liable for any settlement of a Claim without its express written consent thereto. The Indemnified Party will reimburse the Indemnifying Party for payments made or costs incurred in respect of an indemnity with the proceeds of any judgment, insurance, bond, surety or other recovery made with respect to a covered event.

-------------------------------------------------------------------------------
-    ARBITRATION
-------------------------------------------------------------------------------

DISPUTES TO BE ARBITRATED. Any and all Claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising under this Agreement or the alleged breach of any


                                      Appendix 1 -- 7
provision hereof (all of which are referred to herein as "DISPUTED CLAIMS"), whether such Disputed Claims arise at law or in equity, under state or federal law, for damages or any other relief, shall be resolved by binding arbitration in the manner set forth below.

ARBITRATION PROCEDURES.

     A. THE PARTIES TO THIS AGREEMENT AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG THEM IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN WILMINGTON, DELAWARE IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE "RULES") OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO ("AAA") THEN IN EFFECT. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS AGREEMENT. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THE PROVISIONS HEREOF APPLY. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS") WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT HERETO, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

     B. In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. Any references in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under paragraph (D) hereof.

     C. The arbitration shall be administered by the AAA. If the AAA is unable or legally precluded from administering the arbitration, then the Parties shall agree upon an alternative arbitration organization, provided that, if the Parties cannot agree, such organization shall be selected by the Chief Judge of the United States District Court for the District which includes Wilmington, Delaware.

     D. The arbitration shall be conducted by a tribunal of three (3) arbitrators. Within ten (10) Days after arbitration is initiated pursuant to the Rules, the initiating Party or Parties (the "CLAIMANT") shall send written notice to the other Party or Parties (the "RESPONDENT"), with a copy to the office of the AAA having responsibility for Wilmington, Delaware, designating the first arbitrator (who shall not be a representative or agent of any Party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the Claim relates to enable such person to competently perform arbitral duties). Within ten (10) Days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the office of the AAA having responsibility for Wilmington, Delaware and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any Party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the Claim relates to enable such person to competently perform arbitral duties). Within ten (10) Days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and

                                      Appendix 1 -- 8
          the Claimant cannot so agree within said ten (10) Day period, then the third arbitrator will be determined pursuant to the Rules. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the Parties with a resume outlining such arbitrator's background and qualifications and shall certify that such arbitrator is not and has not been a representative or agent of any of the Parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) Days and the Party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this paragraph (D) within such fifteen
          (15) Day period; PROVIDED, HOWEVER, that if the Party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) Day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen (15) Days thereafter.

     E. All arbitration hearings shall be commenced within ninety (90) Days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a Party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; PROVIDED, HOWEVER, that any such extension shall not be longer than sixty (60) Days.

     F. All Claims presented for arbitration shall be particularly identified and the Parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

     G. The arbitration proceeding will be governed by the substantive laws of the State of Delaware and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery, and (iii) unless the Parties otherwise agree and except as may be provided herein, the arbitration shall be governed by the Federal Arbitration Act, 9 U.S. Section 1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The Parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No Party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such Parties and the tribunal of arbitrators.

     H. The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) Days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the Parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the Claims, attorneys' fees, expert witness fees and all other expenses of arbitration as reasonably incurred by any Party as such arbitrators shall deem appropriate based on the outcome of the Claims arbitrated. Unless otherwise agreed by the Parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law. IT IS EXPRESSLY AGREED THAT NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, THE ARBITRATORS SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE


                                      Appendix 1 -- 9


          UNDER DELAWARE LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW OR UNDER ANY RULES OF ARBITRATION.

     I. Notwithstanding any provision herein to the contrary, nothing herein shall be construed to require arbitration of a Claim or dispute brought by a person who is not a Party to this Agreement, or affect the ability of any Party to interplead or otherwise join another Party in a proceeding brought by a person who is not a Party to this Agreement.

     J. EACH PARTY UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE WITH RESPECT TO ANY DISPUTE OR NEED OF INTERPRETATION OF THIS AGREEMENT. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT GOVERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION PROVISION, EXCEPT TO COMPEL ARBITRATION OR SEEK INJUNCTIVE RELIEF. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO ARBITRATION.


                                      Appendix  1 -- 10

                                   EXHIBIT "A"

                        MASTER PURCHASE & SALES AGREEMENT
                             DATED DECEMBER 23, 1999
                                 BY AND BETWEEN
                           ENRON ENERGY SERVICES, INC.
                                       AND
                            EMW ENERGY SERVICES CORP.

                        NOTICE, COMMUNICATION AND PAYMENT

NOTICE TO EESI:                             NOTICE TO EMW:

Enron Energy Services, Inc.                 EMW Energy Services Corp.
400 Metro Place North
Dublin, Ohio  43017-3375
Attn: Vice President, Operations            Attn:
Facsimile No:  (614) 792-6049               Facsimile No:  (713) _________

PAYMENTS TO EESI:                           PAYMENTS TO EMW:

If by mail:                                 If by mail:

Enron Energy Services, Inc.                 EMW Energy Services Corp.
P. O. Box 74489
Main Post Office
Cleveland, OH  44194                        Attn:

If by wire transfer:                        If by wire transfer:

Enron Energy Services, Inc.
Wire Transfer to Citibank New York, N.A.    Wire Transfer to:
021-000-089 ABA Routing                     ________________ ABA Routing
4074-1022 Account Number                    ________________ Account Number

BILLING & ACCOUNTING MATTERS TO EESI        BILLING & ACCOUNTING MATTERS TO EMW:

Enron Energy Services, Inc.                 EMW Energy Services Corp.
400 Metro Place North
Dublin, Ohio  43017-3375
Attn:  Manager, Industrial Services         Attn:
Facsimile No:  (614) 761-7177               Facsimile No:  (713) __________

NOMINATIONS TO EESI:                        NOMINATIONS TO EMW:

Attn:  Manager, Logistics                   Attn:
Facsimile No:  (713) 646-3284               Facsimile No:  (713) _________

CONFIRMATIONS TO EESI:                      CONFIRMATIONS TO EMW:

Attn:  Industrial Sales                     Attn:
Facsimile No:  (614) 792-6049               Facsimile No:  (713) ____________

           OR TO SUCH OTHER ADDRESS AS EMW OR EESI WILL FROM TIME TO TIME DESIGNATE BY LETTER PROPERLY ADDRESSED

                                   EXHIBIT "B"

                        MASTER PURCHASE & SALES AGREEMENT
                             DATED DECEMBER 23, 1999
                                 BY AND BETWEEN
                           ENRON ENERGY SERVICES, INC.
                                       AND
                            EMW ENERGY SERVICES CORP.


                     SUGGESTED FORM OF TRANSACTION AGREEMENT



This Transaction Agreement (the "AGREEMENT") will form and effectuate the current proposal between EMW Energy Services Corp., as "EMW", and Enron Energy Services, Inc., as "EESI", regarding the purchase and sale of Gas under the following terms and conditions. _________ to purchase and receive and _______ to sell and deliver. Transaction No.______________.

     REQUESTED [OFFERED] QUANTITY:                      ______________________

     QUALITY OF SERVICE:
     (FIRM OR INTERRUPTIBLE)

     TRANSPORTATION SERVICE:

     DELIVERY POINT(S):                                 ______________________

     CONTRACT PRICE (PER MMBtu):                        ______________________

     PERIOD OF DELIVERY:                                ______________________

     SPOT PRICE LOCATION:                               ______________________

     SPECIAL CONDITIONS:


This Transaction Agreement is being provided pursuant to and in accordance with the Master Purchase & Sales Agreement dated December 23, 1999 (the "Agreement") between EMW and EESI, and constitutes part of and is subject to all of the terms and provisions of such Agreement. Terms used but not defined herein will have the meanings ascribed to them in this Agreement. Please execute this Transaction Agreement and return an executed copy to EESI no later than ____ a.m. on _____________, 19__ ("Notification Time"). Your execution should reflect the appropriate party in your organization who has the authority to cause EMW to enter into this Transaction. In the event EMW fails to execute and deliver this Transaction Agreement by the Notification Time or alters the terms of this Transaction Agreement in any manner, there will be no Transaction pursuant to this Transaction Agreement.

ENRON ENERGY SERVICES, INC.                    EMW ENERGY SERVICES CORP.



By:      NOT FOR EXECUTION                     By:      NOT FOR EXECUTION
   ----------------------------                   ----------------------------
Name: _________________________                Name: _________________________
              Attorney-in-Fact                 Title:_________________________

                                   EXHIBIT "C"

                        MASTER PURCHASE & SALES AGREEMENT
                             DATED DECEMBER 23, 1999
                                 BY AND BETWEEN
                           ENRON ENERGY SERVICES, INC.
                                       AND
                            EMW ENERGY SERVICES CORP.



                     APPLICABLE INDICES FOR EXISTING MARKETS

   --------------------------- ----------------------------------- -------------------------------------------------------

        MARKET LOCATION                  DELIVERY POINT                                    INDEX

   --------------------------- ----------------------------------- -------------------------------------------------------

          Columbia Gas           The  point of  interconnection      The "Index Price"  appearing in Inside  F.E.R.C.'s
                                 between     the     interstate      Gas Market Report or successor  publication in the
          of Ohio Inc            natural    gas    transmission      table  identified as "Prices of Spot Gas Delivered
                                 system   of    Columbia    Gas      to Pipelines" for Columbia Gas Transmission  Corp,
                                 Transmission   Corp.  and  the      Appa.(VWA,   Ohio,   Pa),  plus  all   incremental
                                 natural    gas    distribution      transportation  costs and other basis  adjustments
                                 system  of  Columbia   Gas  of      necessary  to effect  delivery of the Gas from the
                                 Ohio Inc.                           above   specified   geographic   location  to  the
                                                                     Delivery Point
   --------------------------- ----------------------------------- -------------------------------------------------------

    Cincinnati Gas & Electric    The  point of  interconnection      The "Index Price"  appearing in Inside  F.E.R.C.'s
               Co                between     the     interstate      Gas Market Report or successor  publication in the
                                 natural    gas    transmission      table  identified as "Prices of Spot Gas Delivered
                                 system     of    Texas     Gas      to  Pipelines"  for Texas Gas  Transmission  Corp,
                                 Transmission   Corp.  and  the      Zone  SL,  plus  all  incremental   transportation
                                 natural    gas    distribution      costs and other  basis  adjustments  necessary  to
                                 system  of  Cincinnati  Gas  &      effect   delivery   of  the  Gas  from  the  above
                                 Electric Co.                        specified  geographic  location  to  the  Delivery
                                                                     Point
   --------------------------- ----------------------------------- -------------------------------------------------------




                       APPLICABLE INDICES FOR NEW MARKETS


----------------------------------------------- ----------------------------------------------------------------------------

               MARKET LOCATION                                                     INDEX

----------------------------------------------- ----------------------------------------------------------------------------
    TO BE DETERMINED PURSUANT TO ARTICLE 5                        TO BE DETERMINED PURSUANT TO ARTICLE 5
----------------------------------------------- ----------------------------------------------------------------------------

                                      C-1